UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 Crown Point Circle, Suite 600
 Grass Valley, California, United States 95945
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (917) 349-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Securities

On October 30, 2025, Rise Gold Corp. announced that it granted a total of 1,445,469 stock options to directors and officers of the Corporation pursuant to the terms of the Corporation's Long-Term Incentive Plan. The stock options are exercisable at a price of $0.25 per share until October 30, 2030. The Corporation also granted 1,365,854 deferred share units ("DSUs") to certain directors and officers of the Corporation pursuant to the terms of the Long-Term Incentive Plan.

The Corporation granted the stock options and DSUs in reliance on the private offering exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Compensatory Arrangements of Certain Officers

(e) The disclosure provided in Item 3.02 above is incorporated in this Item 5.02(e) by reference.

Of the total 1,445,469 stock options granted by the Corporation on October 30, 2025, the Corporation granted 530,469 stock options to Joseph Mullin, who serves as the Corporation's President and Chief Executive Officer and 75,000 to Mihai Draguleasa, who serves as the Corporation's Chief Financial Officer. Joseph Mullin was also granted 1,000,000 DSUs.

Additional information is provided in the news release, a copy of which is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit
No.	Description

99.1	Press release dated October 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 2025

RISE GOLD CORP.

/s/ Joseph Mullin
Joseph Mullin
President and CEO